                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: November 7, 2003



                               KEY COMPONENTS, LLC
                               -------------------
             (Exact name of Registrant as Specified in its Charter)


               Delaware                               333-58675                             04-3425424
               --------                               ---------                             ----------
    (State or Other Jurisdiction of            (Commission File Number)          (IRS Employer Identification No.)
            Incorporation)

                              200 White Plains Road
                               Tarrytown, NY 10591
                               -------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (914) 332-8088
                                                           --------------


                          KEY COMPONENTS FINANCE CORP.
                          ----------------------------
             (Exact name of Registrant as Specified in its Charter)


               Delaware                              333-58675-01                           14-1805946
               --------                              ------------                           ----------
    (State or Other Jurisdiction of            (Commission File Number)          (IRS Employer Identification No.)
            Incorporation)

                              200 White Plains Road
                               Tarrytown, NY 10591
                               -------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (914) 332-8088
                                                           --------------

Item 12. Results of Operations and Financial Condition.

On November 7, 2003, Key Components, LLC and Key Components Finance Corp. issued a press release announcing the financial results of Key Components LLC for the quarter ended September 30, 2003. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2003


                                      KEY COMPONENTS, LLC



                                      By:  /s/ Clay B. Lifflander
                                           -------------------------------------
                                           Name:  Clay B. Lifflander
                                           Title: Chief Executive Officer


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7,  2003


                                      KEY COMPONENTS FINANCE CORP.



                                      By:  /s/ Clay B. Lifflander
                                          --------------------------------------
                                          Name:  Clay B. Lifflander
                                          Title: Chief Executive Officer

FOR IMMEDIATE RELEASE


                KEY COMPONENTS REPORTS THIRD QUARTER 2003 RESULTS


Tarrytown, N.Y. - November 7, 2003 - Key Components, LLC (CUSIP No. 9859Z US) ("Key Components", "KCLLC" or "the Company"), a leading manufacturer of custom-engineered essential componentry, today reported results for the three and nine months ended September 30, 2003.

                                  Three Months ended September 30,                        Nine Months ended September 30,
                           ---------------------------------------------       --------------------------------------------------
($ in thousands)            2003         2002              Change                2003          2002                Change
----------------           -------      -------      -------------------       --------      --------      ----------------------
Net Sales                  $49,312      $47,981      $ 1,331         2.8%      $147,396      $144,378      $   3,018         2.1%
Gross Profit               $17,512      $18,447         (935)       -5.1%      $ 53,569      $ 54,103           (534)       -1.0%
Operating Income             6,466        8,322       (1,856)      -22.3%        21,998        24,467         (2,469)      -10.1%
EBITDA                       7,625        9,559       (1,934)      -20.2%        25,535        28,225         (2,690)       -9.5%
Net Income (Loss)          $ 2,062      $ 2,951      $  (889)      -30.1%      $  7,340      $   (114)     $   7,454      6538.6%

Note: Financial results presented in this table should be read in conjuction with the footnote text and financial table at the end of this press release.


Key Components reported revenues for the three months ended September 30, 2003 ("Quarter 2003") of approximately $49.3 million as compared to approximately $48.0 million for the three months ended September 30, 2002 ("Quarter 2002"). Gross profit for the Quarter 2003 declined by approximately $935,000, or 5.1%, to approximately $17.5 million for the Quarter 2003 from approximately $18.4 million for the Quarter 2002. SG&A expenses for the Quarter 2003 increased approximately $809,000, or 8.4%, from approximately $9.7 million for the Quarter 2002, to approximately $10.5 million for the Quarter 2003. EBITDA for the Quarter 2003 was approximately $7.6 million, representing a 20.2% decline compared to the Quarter 2002. The decline in gross profit and EBITDA for the Quarter 2003 resulted primarily from unfavorable product sales mix, the decline in operating results of the Company's lock product line as well as acquisition related costs.

For the nine months ended September 30, 2003 ("Nine Months 2003") the Company's revenues increased by approximately $3.0 million or 2.1%, to approximately $147.4 million, from approximately $144.4 million for the nine months ended September 30, 2002 ("Nine Months 2002"). For the Nine Months 2003, gross profit decreased by approximately $534,000 or 1.0%, from approximately $54.1 million to approximately $53.6 million. EBITDA for Nine Months 2003 was approximately $25.5 million, representing approximately a $2.7 million decline compared to the Nine Months 2002.

The Company conducts its operations through its two businesses, the manufacture and sale of electrical components and mechanical engineered components. The product offerings of the electrical components business ("EC") include specialty electrical components including, but not limited to, weather- and corrosion-resistant wiring devices and battery chargers; high-voltage utility switches, and transformer and power distribution products. The product offerings of the mechanical engineered components business ("MEC") consist primarily of medium security lock products and accessories, flexible shaft and remote valve control components, and turbocharger actuators and related components.

The Company evaluates its operating segments' performance and allocates resources among them based on profit or loss from operations before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is not based on accounting principles generally accepted in the United States of America, but is the performance measure used by Company management to analyze and monitor the Company and is commonly used by investors and financial analysts to compare and analyze companies. This measure may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of the Company's cash flows or operating income, and should not be considered in isolation or as a substitute for measures of performance presented in accordance with generally accepted accounting principles.

Key highlights from the Company's two businesses include:

EC Business

The EC business experienced a 3.6% decline in net sales from approximately $31.0 million for the Quarter 2002 to approximately $29.9 million for the Quarter 2003. Gross profit for the EC business decreased by 6.1% for the Quarter 2003 as compared to the Quarter 2002. The EC business gross margin for the Quarter 2003 declined by 1.0%, resulting from lower net sales and changes in product sales mix. EBITDA declined approximately $405,000, or 6.7%, from approximately $6.1 million for the Quarter 2002 to approximately $5.7 million for the Quarter 2003 primarily due to lower net sales and lower margin as compared to the Quarter 2002.

MEC Business

The MEC business reported net sales for the Quarter 2003 of approximately $19.4 million versus approximately $17.0 million for the Quarter 2002. The business' net sales increased as a result of new product introductions in the turbocharger components product line and the impact of the Company's acquisition of the mechanical components product line of Arens Controls, LLC ("Arens"), which was completed in March 2003. This growth was partially offset by continued weakness in the lock product line's end markets. EBITDA declined by approximately 26.9% to approximately $3.1 million for the Quarter 2003, from $4.3 million for the Quarter 2002. This decline in EBITDA for the Quarter 2003 is primarily attributable to the Company's lock product line whose markets continue to experience weak demand, as well as costs incurred during the transition and integration of the Arens acquisition.

Commenting on the Company's results, Robert B. Kay, President of Key Components, said, "Excluding our Lock Group, year to date KCI's revenues grew 5.0% while EBITDA increased by 1.3% compared with prior year. This strong performance in a challenging economic environment was achieved through new product introduction and the benefits of our cost rationalization program implemented in 2002. We continue to focus on restructuring our Lock operations in response to the dramatic decline in volume related to a corresponding decline in end market demand. This initiative remains on track.

Key Components continues to position its product lines to capitalize on new business opportunities and growth related to a stabilization of end market demand. We have made substantial progress in the current quarter regarding ongoing acquisition integration, new product introduction and investment in off shore facilities. As a result, KCI has begun to see the benefits of these actions that will continue through the remainder of 2003 and position the company favorably for next year."

Key Components is a leading manufacturer of custom-engineered essential componentry for application in a diverse array of end-use products. Operating through well known subsidiary companies with established brand names including Marinco, AFI, Guest Products, Turner Electric, Acme Electric, B.W. Elliott Mfg., Gits Mfg. Co., Hudson Lock and ESP Lock Products, the Company targets original equipment manufacturer ("OEM") markets where the Company believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability, and customer service, enable it to differentiate the Company from its competitors and enhance profitability.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among other things, risks associated with consumer acceptance of the Company's product lines, risks associated with the introduction of new applications, the impact of competitive products and pricing, changing economic conditions, and other risk factors detailed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings. Key Components is an affiliate of Kelso & Co. of New York, New York and Millbrook Capital Management, Inc. of Millbrook, New York, both investment firms specializing in acquisitions and management services.

Key Components' Q3 2003 Earnings conference call is scheduled for Tuesday, November 11, 2003, 11:00AM ET. Interested parties may dial-in at (888) 428-4479 to participate, or access a recording of the call by dialing (800) 475-6701, access code 705555.

For further information, please contact:
Company:                                    Investor Relations:
Robert B. Kay                               John Nesbett
President                                   Lippert/Heilshorn & Associates
                                            (212) 838-3777
Keith A. McGowan                            jgn@lhai.com
Chief Financial Officer
(914) 332-8088

-- Financial Tables Follow --

EBITDA is not based on accounting principles generally accepted in the United States of America, however, is presented to explain the impact of certain items and to provide a measure of the Company's operating performance in a way that management believes is commonly used by investors and financial analysts to analyze and compare companies. This measure may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of the Company's cash flows or operating income, and should not be considered in isolation or as a substitute for measures of performance presented in accordance with generally accepted accounting principles. In computation of the financial maintenance covenants under the Company's credit facility, the Company adjusts EBITDA for certain changes as defined in the agreement. The reconciliation from EBITDA to Net income is set forth below.


                        Selected Balance Sheet Highlights

($ in thousands)                     September 30, 2003       December 31, 2002
----------------                     ------------------      ------------------
Total Assets                             $197,786                 $192,714
Net Debt                                  133,138                  141,408
Member's Equity                            32,284                   25,044
Total Liabilities and Equity             $197,786                 $192,714

Note: The Company defines Net Debt as total outstanding debt including Letters of Credit less cash.


                       Select Income Statement Highlights

                                                 Three Months ended September 30,             Nine Months ended September 30,
                                             ----------------------------------------    -----------------------------------------
($ in thousands)                               2003      2002           Change             2003        2002            Change
----------------                             -------    -------    ------------------    --------    --------    -----------------
Net Sales                                    $49,312    $47,981    $ 1,331       2.8%    $147,396    $144,378     3,018       2.1%
Cost of Goods Sold                            31,800     29,534      2,266       7.7%      93,827      90,275     3,552       3.9%
                                             -------    -------   -------------------    --------    --------    -----------------
Gross Profit                                  17,512     18,447       (935)     -5.1%      53,569      54,103      (534)     -1.0%
SG&A Expense                                  10,481      9,672        809       8.4%      30,562      28,833     1,729       6.0%
Other                                            565        453        112      24.7%       1,009         803       206      25.7%
                                             -------    -------   -------------------    --------    --------    -----------------
Operating Income                             $ 6,466      8,322    $(1,856)    -22.3%     $21,998     $24,467    (2,469)    -10.1%
                                             =======    =======   ===================    ========    ========    =================
EBITDA                                       $ 7,625      9,559    $(1,934)    -20.2%     $25,535     $28,225    (2,690)     -9.5%
Depreciation & Amortization Expense            1,159      1,237        (78)     -6.3%       3,537       3,758      (221)     -5.9%
Interest Expense                               3,071      3,311       (240)     -7.2%       9,349      10,083      (734)     -7.3%
                                             -------    -------   -------------------    --------    --------    -----------------
Income before Income Taxes                   $ 3,395      5,011    $(1,616)    -32.2%     $12,649     $14,384    (1,735)    -12.1%
Provision for Income Taxes                     1,333      2,060       (727)    -35.3%       5,309       6,341    (1,032)    -16.3%
                                             -------    -------   -------------------    --------    --------    -----------------
Income before Cumulative Adj for Change
in Accounting Principle                        2,062      2,951       (889)    -30.1%       7,340       8,043      (703)     -8.7%
Cumulative Adjustment for Change in
Accounting Principle                         $     -    $     -   $      -       0.0%    $      -    $ (8,157)    8,157     100.0%
                                             -------    -------   -------------------    --------    --------    -----------------
Net Income (Loss)                            $ 2,062      2,951      $(889)    -30.1%    $  7,340    $   (114)    7,454    6538.6%
                                             =======    =======   ===================    ========    ========    =================